Exhibit 99.1

FOR IMMEDIATE RELEASE

WALTER INVESTMENT MANAGEMENT CORP. ANNOUNCES SENIOR EXECUTIVE CHANGES

Jerry Lombardo Joins Company to Succeed Gary Tillett as Chief Financial Officer

Jeffrey Baker Appointed Chief Operations Officer

FORT WASHINGTON, Pa., December 6, 2017– Walter Investment Management Corp. (“Walter” or the “Company”) (NYSE: WAC.BC) today announced that Jerry Lombardo, a seasoned financial executive with over 25 years of experience, has agreed to join the Company to succeed Gary Tillett as Chief Financial Officer. Mr. Tillett, Executive Vice President and Chief Financial Officer, will retire in 2018.

In addition, the Company announced that Jeff Baker, President of Reverse Mortgage Solutions, Inc. (RMS), has been named Walter’s Chief Operations Officer, effective immediately. In this role, Mr. Baker will expand his duties beyond President of RMS and assume responsibility for Ditech Financial LLC’s performing and default servicing operations.

Jerry Lombardo will be based in Fort Washington, PA and Jeff Baker will divide his time among Fort Washington and other Walter operating centers across the country.

“With the addition of Jerry and the expansion of Jeff’s responsibilities, we continue our steady progress of assembling a premier leadership team that will help us fully realize the potential of our core business by facilitating the speed and effectiveness of our transformation,” said Anthony Renzi, Walter’s President and Chief Executive Officer. “Jerry brings over 25 years of financial leadership experience ranging from involvement with challenging turnaround situations during his tenure at FTI Consulting to helping grow and optimize financial companies like Ally Financial and the Consumer and Community Bank at JPMorgan Chase & Co. Jeff is an outstanding business leader and operator who will continue to help us improve our operations while maintaining a keen focus on caring for our customers, our cost to service and our overall operational efficiency.”

Mr. Renzi concluded, “I want to thank Gary for his leadership and contributions during the past four years here at Walter. He has been an important part of our team and a colleague who has worked relentlessly to help our Company through many challenging situations, the most recent being our financial restructuring efforts. On behalf of the entire Walter Management team, we thank Gary for his service to our Company and wish him all the best in the future.”

About Jerry Lombardo

Jerry Lombardo is a seasoned financial executive with over 25 years of experience. He most recently served as a Managing Director & Treasurer of the Consumer and Community Bank at JP Morgan Chase & Co. Before joining JP Morgan Chase & Co. in 2013, he held a number of senior finance roles including the Global Head of Funding & Liquidity for Ally, Finance Executive at Cerberus Capital Management, Senior Managing Director at FTI Consulting and Chief Financial Officer of Refco. Mr. Lombardo is also a Certified Public Accountant.

About Jeffrey P. Baker

Jeffrey P. Baker has served as President of RMS since October 2016. He served in various other capacities for the Company from July 2015 to October 2016. Mr. Baker came to the Company with more than 18 years of experience as a senior executive and board member of both public and private companies. Mr. Baker spent the majority of his career as a Partner with PricewaterhouseCoopers (“PwC”) in a variety of client facing roles with some of the Firm’s key clients as well as serving as a Partner in the Chairman’s office and member of the Executive Leadership Team for PwC Consulting. Prior to joining the Company, Mr. Baker was the co-founder and Chief Executive Officer of Mayday Capital Advisors, LLC, a

turnaround and restructuring firm. Mr. Baker received his Bachelors of Business Administration from Texas A&M University and completed the Executive Program, M&A at Kellogg Graduate School of Management.

About Walter Investment Management Corp.

Walter Investment Management Corp. is an independent servicer and originator of mortgage loans and servicer of reverse mortgage loans. Based in Fort Washington, Pennsylvania, the Company has approximately 4,100 employees and services a diverse loan portfolio. For more information about Walter Investment Management Corp., please visit the Company’s website at www.walterinvestment.com. The information on the Company’s website is not a part of this release.

Cautionary Statements Regarding Forward-Looking Information

Certain statements in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act, as amended. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “could,” “would,” “shall,” “will,” “seeks,” “targets,” “future,” or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from results, performance or achievements expressed in these forward-looking statements. Such statements include, but are not limited to, statements relating to the prepackaged plan and court-supervised restructuring process, descriptions of management’s strategy, plans, objectives, expectations, or intentions and descriptions of assumptions underlying any of the above matters and other statements that are not historical fact.

These forward-looking statements are based on the Company’s current beliefs, intentions and expectations and are not guarantees or indicative of future performance, nor should any conclusions be drawn or assumptions be made as to any potential outcome of any proposed transactions or senior executive changes the Company announces, considers or seeks to implement. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described in more detail under the heading “Risk Factors” and elsewhere in the Company’s annual and quarterly reports, including amendments thereto, and other filings with the Securities and Exchange Commission.

Contact

Kimberly Perez

SVP & Chief Accounting Officer

813.421.7694

investorrelations@walterinvestment.com